Exhibit 99.1

RMG ML Sports Holdings Announces the Separate Trading of its Ordinary Shares and
Rights, Commencing on or about July 17, 2026

NEW YORK, July 13, 2026 – RMG ML Sports Holdings (Nasdaq: SHOTU) (the “Company”), a special purpose acquisition company, today announced that, commencing on or about July 17, 2026, holders of the units sold in the Company’s initial public offering completed on June 11, 2026 (the “offering”), may elect to separately trade the ordinary shares and rights included in the units.

The ordinary shares and rights that are separated will trade on The Nasdaq Global Market under the symbols “SHOT” and “SHOTR,” respectively, and those units not separated will continue to trade under the symbol “SHOTU.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares and rights.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2026. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RMG ML Sports Holdings

RMG ML Sports Holdings is a public acquisition vehicle and intends to target opportunities in the global sports industry and adjacent sectors including, but not limited to, entertainment, eSports, gaming, music publishing and real estate development (focused on stadiums and venues). RMG ML Sports Holdings intends to capitalize on the investment and operational experience of its management team, as well as its affiliation with Riverside Management Group.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Douglas Horlick

930 Tahoe Blvd STE 802 PMB 45

Incline Village, NV 89451

Telephone: (775) 204-1489